EXHIBIT 10.3

The form of Amended and Restated Change in Control Agreement (the “Agreement”), filed as Exhibit 10.2 herewith contains blanks where the multiple of the executive’s base amount and the term of continued benefits provided under the Agreement vary for certain executives. On September 30, 2014, the Registrant entered into such an Agreement with the executive officer below, providing continued benefits for the term, and at the multiple of such executive's base amount, as listed in the following chart:

	Number of Times Base Amount	Term of Continued Benefits
Executive Officer	Section (4 a)	Section (4 b & c)
Debra A. Gormley
Executive Vice President, Retail Banking	2 times	24 months